UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     October 10, 2008

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On October 10, 2008, we received notice from the New York Stock Exchange (NYSE) stating we had not met Rule 802.01C, a continued listing requirement as follows:

•	average closing share price of $1.00 or greater over a consecutive 30 trading-day period.

We have six months, or until April 10, 2009, to regain compliance with the minimum $1.00 common share price requirement. Compliance may be achieved if both our closing common share price is $1.00 and the average share price over the preceding 30 trading-day period is $1.00. In the event that at April 10, 2009, both a $1.00 share price and a $1.00 average share price over the preceding 30 trading-day period are not attained, the NYSE will commence suspension and delisting procedures.

We are required to and will notify the NYSE within 10 business days or prior to October 24, 2008 of our intent to cure this deficiency. If the trading average does not sufficiently improve, we intend to consider all available alternatives, including among other things, a reverse split of our common shares.

Continued listing requirements for the NYSE also include Rule 802.01B as follows:

•	minimum average market capitalization of $25 million over a 30 trading-day period.

Non-compliance with this requirement results in an immediate initiation of suspension and delisting procedures. On October 16, 2008, our market capitalization was $22.4 million and our average market capitalization over the preceding 30 trading-day period was $26.1 million.

We intend to continue to monitor our compliance with the continued listing requirements of the NYSE.

A copy of our related news release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	News release dated October 16, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: October 16, 2008	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	News release dated October 16, 2008